UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2011

Attitude Drinks Incorporated

(Exact name of registrant as specified in its charter)

Delaware	(000-52904)	65-0109088
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Number)

10415 Riverside Drive # 101, Palm Beach Gardens, Florida 33410-4237

(Address of principal executive offices) (Zip Code)

Telephone number: (561) 799-5053

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

EXPLANATORY NOTE

On January 27, 2011, Attitude Drinks, Incorporated filed a Form 8-K (the “Original Report”). This Current Report on Form 8-K/A amends the information provided in the Original Report in Item 9.01 by providing further exhibits related to the transactions reported therein. This report also amends the Original Report in Item 1.01 and Item 3.02 to include details of a note payable entered into on January 26, 2011 and securities issued in extension of a short term bridge loan on January 11, 2011. No other changes to the information contained in the Original Report have been made.

Item 1.01.     Entry into a Material Definitive Agreement.

On January 21, 2011, the Company closed on convertible debt financing in the principal gross amount of $290,000 with an interest rate of 10%. The due date for the notes is July 15, 2012.  One Class A Common Stock Purchase Warrant was issued for every share which would be issued on the closing date assuming the complete conversion of the notes on the closing date at the conversion price. The exercise price to acquire a Warrant Share upon exercise of a Class A Warrant is equal to $.035, subject to reduction as described in the Class A Warrant.  The Class A Warrants are exercisable until five years after the issue date of the Class A Warrants.  Subscribers in the offering included a holder of the Company’s senior secured notes and warrants.

The net proceeds of the financing, after deducting placement agent fees and the estimated offering expenses borne by the Company, will be used for working capital of the Company.  The placement agent is also entitled to shares of Company common stock equal to ten percent of the Class A Warrants sold.  Company insiders, including Roy Warren, CEO, and Tommy Kee, CFO, entered into lockup agreements as part of the transaction.  Copies of the transaction documents are included as Exhibits to this Form 8-K.

At January 24, 2011, the Company had 26,573,585 shares of common stock issued and outstanding.

On January 26, 2011, the Company entered into a note payable in the amount of $75,762 with its landlord with a maturity date of June 30, 2011.  This note is subject to an interest rate of 10%.

Item 3.02.     Unregistered Sales of Equity Securities

In connection with the financing set forth above in Item 1.01, which is incorporated by reference herein, the Company issued Convertible Promissory Notes in the aggregate principal amount of $290,000 and related Class A Warrants to purchase 14,833,759 shares.

In connection with extending a short-term bridge loan for $120,000 on January 11, 2011, the Company issued Class A Warrants to purchase 12,000 common shares as well as issued 100,000 shares of restricted stock to the lender to extend the due date to March 31, 2011.

The foregoing securities were issued in reliance upon an exemption from registration under Section 4(2) and/or Regulation D of the Securities Act of 1933, as amended. All of the investors were accredited investors and/or had preexisting relationships with the Company, there was no general solicitation or advertising in connection with the offer or sale of securities and the securities were issued with a restrictive legend.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Subscription Agreement
10.2	Form of Convertible Promissory Note (1)
10.3	Form of Class A Common Stock Purchase Warrant (1)
10.4	Second Amendment and Consent Agreement (1)
10.5	Escrow Agreement
10.6	Form of Note with Landlord
10.7	Form of Bridge Loan Extension Letter and Form of Warrant

(1) Previously filed with Form 8-K dated January 21, 2011, filed January 27, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2011

ATTITUDE DRINKS INCORPORATED

By: /s/Roy G. Warren
Name: Roy G. Warren
Title: President and Chief Executive Officer